Exhibit 99.1

Vilebrequin International SA and Subsidiaries

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Page
Financial Statements
Unaudited Condensed Consolidated Balance Sheet—June 30, 2012	2
Unaudited Condensed Consolidated Statement of Income —Six Months Ended June 30, 2012	3
Unaudited Condensed Consolidated Statement of Cash Flows—Six Months Ended June 30, 2012	4
Notes to Unaudited Condensed Consolidated Financial Statements	5

Vilebrequin International SA and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

June 30, 2012

ASSETS
CURRENT ASSETS
Cash and cash equivalents	€5,479,294
Accounts receivable, net of allowance for doubtful accounts of €644,974	6,934,236
Inventories, net	8,101,173
Prepaid expenses and other current assets	1,124,793

Total current assets	21,639,496,
PROPERTY AND EQUIPMENT, NET	3,968,562
DEFERRED INCOME TAXES	923,657
DEPOSITS	1,337,225
OTHER ASSETS	571,984
KEY MONEY	3,176,227
INTANGIBLES, NET	543,038
GOODWILL	186,363

€32,346,552

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	€6,009,040
Notes payable	19,990,729
Due to related party	17,254,346
Accrued expenses	3,392,700
Deferred income taxes	20,000
Deferred income	2,012,163

Total current liabilities	48,678,978
DUE TO RELATED PARTY	6,000,000
OTHER LIABILITIES	72,207

TOTAL LIABILITIES	54,751,185

STOCKHOLDERS’ DEFICIT
Issued capital	19,000,000
Additional paid in capital	2,989,755
Accumulated other comprehensive loss	(850,552)
Accumulated deficit	(43,643,723)

Total Vilebrequin stockholders’ deficit	(22,504,520)
Noncontrolling interest	99,887

(22,404,633)

€32,346,552

The accompanying notes are an integral part of these statements.

Vilebrequin International SA and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME

June 30, 2012

Net sales	€20,308,928
Cost of goods sold (exclusive of depreciation shown below)	5,874,728
Selling, general and administrative expenses	11,728,974
Depreciation and amortization	1,227,099

Operating profit	1,478,127
Interest and financing charges (including €522,934 to related parties)	1,046,414
Exchange gains and losses, net	(125,793)
Other income and expenses, net	(28,173)

Income before income taxes	585,679
Income tax benefit	89,506

Net income	675,185
Loss attributable to noncontrolling interest	5,005

Income attributable to stockholders of Vilebrequin International SA	€680,190

The accompanying notes are an integral part of these statements.

Vilebrequin International SA and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

June 30, 2012

Cash flows from operating activities
Net income	€675,185
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,227,099
Deferred income taxes	(25,352)
Deferred income	(70,276)
Change in fair value of derivative instrument	(84,875)
Changes in operating assets and liabilities:
Accounts receivable, net	(1,106,432)
Inventories, net	(2,343,555)
Prepaid expenses and other current assets	118,665
Other assets, net	(160,102)
Accounts payable, accrued expenses and other liabilities	1,037,674

Net cash used in operating activities	(731,969)

Cash flows from investing activities
Acquisition of intangibles	(161,630)
Acquisition of property and equipment	(447,608)

Net cash used in investing activities	(609,238)

Cash flows from financing activities
Borrowings under notes payable	2,278,585
Repayment of shareholder loans	(3,340,954)

Net cash used in financing activities	(1,062,369)

Effect of exchange rate changes on cash and cash equivalents	29,637

Net decrease in cash and cash equivalents	(2,373,939)
Cash and cash equivalents at beginning of year	7,853,233

Cash and cash equivalents at end of year	€5,479,294

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest
Income taxes

Vilebrequin International SA and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

NOTE A—BASIS OF PRESENTATION

As used in these financial statements, the term “Company” or “Vilebrequin” refers to Vilebrequin International SA and its subsidiaries. The results for the six month period ended June 30, 2012 are not necessarily indicative of the results expected for the entire fiscal year, given the seasonal nature of the Company’s business. The accompanying financial statements included herein are unaudited. In the opinion of management, all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the financial position, results of operations and cash flows for the interim period presented has been reflected.

The Company consolidates the accounts of all its wholly-owned and majority-owned subsidiaries. All material intercompany balances and transactions have been eliminated.

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP).

NOTE B—INVENTORIES

Inventories at June 30, 2012 consist of:

Finished goods	€8,206,731
Accessories and work-in-process	607,360

8,814,091
Less: provision for obsolete inventory	(712,918)

Inventories, net	€8,101,173

NOTE C—PROPERTY AND EQUIPMENT

Property and equipment at cost at June 30, 2012 consist of:

Fixed equipment	€6,696,276
Vehicles	439,825
Logistic equipment	110,434
Furniture and fittings	3,636,830
Office and computer equipment	938,612

11,821,977
Less accumulated depreciation	(7,853,415)

€3,968,562

Depreciation expense amounted to approximately €571,965 for the six months ended June 30, 2012.

Vilebrequin International SA and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

NOTE D—INTANGIBLES, KEY MONEY AND GOODWILL

Intangible assets and goodwill at June 30, 2012 consist of:

	Estimated Life
Gross carrying amounts
Software	5 years	€1,514,281
Patents - brands	10 years	62,725
Key money	Life of lease	8,545,981
Goodwill	n/a	186,363
Other	10 years	1,197,366

Subtotal		11,506,716

Accumulated amortization
Software		1,154,559
Patents - brands		51,150
Key money		5,369,754
Goodwill		—
Other		1,025,625

Subtotal		7,601,088

Net
Software		359,721
Patents - brands		11,575
Key money		3,176,227
Goodwill		186,363
Other		171,742

Total intangible assets and goodwill, net		€3,905,628

Intangible amortization expense amounted to approximately €655,134 for the six months ended June 30, 2012.

NOTE E—NOTES PAYABLE

The Company has a credit facility with NIBC Bank N.V (“NIBC”) dated December 13, 2007. The credit facility consists of three separate facilities, an €18,000,000 term loan (“Facility A”), a €4,000,000 revolving loan facility (“Facility B”) and a €2,500,000 working capital loan (“Facility C”). Facility A bore interest at the three month EURIBOR plus 2.5% and had an original maturity date of December 31, 2012. Facility B bore interest at the three month EURIBOR plus 2.0% with an original maturity date of December 31, 2010. Facility C bore interest at 3.6% with a maturity date of August 7, 2012.

In July 2011, NIBC agreed to extend the maturity of the Facility B revolving loan from December 31, 2010 to the earlier of the sale of the Company or December 31, 2012. NIBC also suspended

Vilebrequin International SA and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

quarterly installment payments on the Facility A in exchange for a success fee in the amount of €500,000. At June 30, 2012, the Company had outstanding borrowings of approximately €20.0 million.

The credit facility required the Company, among other things, to maintain certain interest and leverage ratios and debt service requirements, as defined in the agreement. As of December 31, 2011, the Company was in compliance with these covenants. The financing agreement was secured by substantially all of the Company’s assets.

Facility A, Facility B and Facility C were repaid in full, with interest, upon the closing of the sale of the Company on August 7, 2012 (See Note H).

The Company had a loan with VLBVL BV, a related party. The loan bore interest at 7.5% per annum. The loan was to be repaid upon certain financing events. At June 30, 2012, the Company had outstanding borrowings of €6.3 million under this loan. The loan was repaid in full, with interest, upon the closing of the sale of the Company on August 7, 2012 (See Note H).

The Company had a shareholder loan with Fashion Fund I BV, a related party. The loan bore interest at the NIBC rate less 0.5 point per annum. At December 31, 2011, the Company had outstanding borrowings, including interest, of approximately €16.8 million. A portion of the loan (€6,000,000) was subordinated to other debt of the Company. The loan was repaid in full, with interest, upon the closing of the sale of the Company on August 7, 2012.

The Company entered into interest rate swap agreement in 2007 to economically hedge its exposure against the variable interest rates on its NIBC bank borrowing. Such swap has an economic impact on converting borrowing from a floating rate to a fixed rate. Under the interest rate swap, the Company agrees with its counter party to exchange, at specified intervals (primarily quarterly), the difference between the fixed contract rates and the floating rate interest amounts calculated by reference to the agreed notional amounts (subject to a floor and a cap).

The Company uses a valuation technique to estimate the fair value of this swap by using observable market data. The fair value of interest rate swap is calculated as the present value of the estimated future cash flows based on the observable yield curves. This valuation method corresponds to Level 2 within the fair value hierarchy.

At June 30, 2012, the fair value of this instrument on the balance sheet was €119,291 recorded as a liability. For the year ended June 30, 2012 fair value gains in the amount of €84,875 were recognized in the income statement as Other income and expenses, net.

Vilebrequin International SA and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

NOTE F—RELATED PARTIES

As of December 31, 2011 the Company has a subordinated loan in the amount of €6,000,000 with its shareholder, Fashion Fund I BV to cover existing and future claims against the Company. In addition, the Company has a shareholder loan with Fashion Fund I BV in the amount of approximately €17,300,000 including interest, at June 30, 2012.

As of June 30, 2012, the Company has a vendor loan agreement with VLBVL BV in the amount of €6,300,000.

The total interest accrued to Fashion Fund I BV and VLBLV BV for the six months ended June 30, 2012 amounted to €286,684 and €236,250, respectively.

NOTE G—EFFECTS OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment”, an update to their accounting guidance regarding indefinite – lived intangible asset impairment testing and whether it is necessary to perform the quantitative impairment test currently required. The guidance is effective for interim and annual periods beginning after September 15, 2012, with early adoption permitted. The adoption of this pronouncement is not expected to have a material impact on the Company’s consolidated financial statements.

In December 2011, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) ASU 2011-12, “Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05.” ASU 2011-12 defers the specific requirement to present items that are reclassified from accumulated other comprehensive income to net income separately with their respective components of net income and other comprehensive income. ASU 2011-12 did not defer the requirement to report comprehensive income either in a single continuous statement or in two separate but consecutive financial statements. The Company’s other comprehensive income represents foreign currency translation adjustments and unrealized loss on pension. The amendments are effective at the same time as the amendments in ASU 2011-05. The adoption of this pronouncement is not expected to have a material impact on the Company’s consolidated financial statements.

In September 2011, the FASB issued ASU 2011-08, “Intangibles—Goodwill and Other (Topic 350): Testing Goodwill for Impairment.” ASU 2011-08 simplifies how entities test goodwill for impairment. ASU 2011-08 permits an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The adoption of this pronouncement is not expected to have a material impact on the Company’s consolidated financial statements.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income. Under the amendments to Topic 220, Comprehensive Income, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. This eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ deficit. The amendments do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The guidance in ASU 2011-05 is effective for public companies for fiscal years, and interim periods within those years beginning after December 15, 2011. The adoption of this pronouncement is not expected to have a material impact on the Company’s consolidated financial statements.

In May 2011, the FASB issued ASU No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.” ASU 2011-04 amends Topic 820 to provide common fair value measurement and disclosure requirements in U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and International Financial Reporting Standards. Consequently, the amendments change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements, as well as providing guidance on how fair value should be applied where its use is already required or permitted by other standards within U.S. GAAP. ASU No. 2011-04 is to be applied prospectively, and early adoption is not permitted. For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. The adoption of this pronouncement is not expected to have a material impact on the Company’s consolidated financial statements.

NOTE H—SUBSEQUENT EVENTS

On August 7, 2012, all of the outstanding shares of Vilebrequin were acquired by G-III Apparel Group, Ltd. (“G III”) and its indirect wholly-owned subsidiary, VBQ Acquisition B.V. (the “Purchaser”), by entering into a share purchase agreement (the “Purchase Agreement”), with Fashion Fund I B.V. (“Seller”). Concurrent with the sale, the Company repaid its outstanding borrowings to its shareholder, related parties and its bank.

As part of the Purchase Agreement, the Seller has agreed to negotiate a settlement with a licensee of the Company. The cost of the settlement shall be shared by G III and the Seller if terminated by December 31, 2012. If the Seller is unable to negotiate a settlement by December 31, 2011, G III has the right to offset future payments, as specified in the Purchase Agreement, to the Seller.

In July 2012, the Company acquired the remaining 30% ownership interest of Tropezina S.L., for €350,000.